Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of June 30, 2008 (the “Effective Date”), by and among QUEPASA CORPORATION, a Nevada corporation (together with its subsidiaries, “Quepasa”), MEXICANS & AMERICANS THINKING TOGETHER FOUNDATION, INC., a Delaware not-for-profit corporation (“MATTF”), and MEXICANS & AMERICANS TRADING TOGETHER, INC., a Delaware corporation (“MATT”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties are parties to that certain Corporate Sponsorship and Management Services Agreement dated as of November 20, 2006 (the “Services Agreement”);

WHEREAS, pursuant to the Services Agreement, Quepasa owes MATTF the sum of $7,556,052 (the “Indebtedness”);

WHEREAS, Quepasa desires to issue to MATTF, and MATTF desires to accept from Quepasa, preferred stock of Quepasa in consideration for MATTF’s cancellation of the Indebtedness, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Parties hereby agree to waive all rights granted to them under the Services Agreement and to terminate the Services Agreement in its entirety, subject to the terms and conditions of this Agreement, including the survival of the Surviving Provisions (defined below);

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Agreement to Sell and Purchase. Quepasa hereby issues, transfers, sells, assigns, grants and conveys to MATTF and MATTF agrees to accept and purchase from Quepasa, 25,000 shares of Series A Preferred Stock, par value $0.001 per share, of Quepasa (the “Preferred Stock”) in exchange for the Parties termination of the Services Agreement (other than the Survival Provisions), cancellation of the Indebtedness, and the waiver and releases set forth herein in accordance with the terms and subject to the conditions set forth in this Agreement. The Preferred Stock has the rights and preferences set forth in the certificate of designation attached hereto as Exhibit A (the “Certificate of Designation”) and shall have the registration rights set forth on the form registration rights agreement attached hereto as Exhibit B (the “Registration Rights Agreement” and together with the Certificate of Designation, the “Ancillary Documents”).

2. Termination of the Services Agreement. Any and all rights granted to the Parties pursuant to the Services Agreement shall be terminated, any post-termination rights or obligations which would otherwise survive termination are hereby terminated and the Services Agreement is hereby terminated, null and void and of no effect whatsoever; provided that Sections 2.3(b), 2.3(c), 2.3(d), 6, 8.3(d), 8.3(e), 13 and 15 of the Services Agreement shall survive such termination and the Parties shall continue to have the rights and obligations under such Sections (such Sections collectively, the “Surviving Provisions”). The Parties hereby consent to the termination of the Services Agreement as provided herein.

3. Waiver of Rights under the Services Agreement. The Parties hereby waive any and all rights granted to, or accrued by, them pursuant to the Services Agreement, other than the rights under the Surviving Provisions.

4. Releases.

(a) MATT and MATTF, in consideration of good and valuable consideration received and to be received from Quepasa hereunder, the sufficiency of which is acknowledged, each releases and discharges Quepasa, its subsidiaries and affiliates and its and their respective officers, directors, shareholders, employees, agents, attorneys and affiliates and its and their respective heirs, personal representatives, successors and assigns (collectively, the “Quepasa Releasees”), of and from all claims, demands, causes of action, suits, actions, proceedings, judgments, debts, damages, liabilities and obligations, at law, equity or otherwise, which MATT or MATTF or any of its affiliates and any of their respective successors or assigns had, have or may hereafter have against the Quepasa Releasees arising under the Services Agreement from the beginning of the world to the Effective Date other than the claims, demands, causes of action, suits, actions, proceedings, judgments, debts, damages and liabilities arising the Surviving Provisions; except that, MATT and MATTF in no way release or discharge Quepasa’s obligations under this Agreement or the Ancillary Documents. Nothing herein shall be construed as an admission by Quepasa that MATT or MATTF has any claim against it. MATT and MATTF and their respective successors and assigns, further waive any and all manner of notice, knowledge or discovery of any and all such actual or alleged claims of cause of action.

(b) Quepasa, in consideration of good and valuable consideration received and to be received from MATT and MATTF hereunder, the sufficiency of which is acknowledged, releases and discharges MATT and MATTF and its and their subsidiaries and affiliates and its and their respective officers, directors, shareholders, employees, agents, attorneys and affiliates and its and their respective heirs, personal representatives, successors and assigns (together, the “MATT/MATTF Releasees”), of and from all claims, demands, causes of action, suits, actions, proceedings, judgments, debts, damages, liabilities and obligations, at law, equity or otherwise, which Quepasa or any of its affiliates and any of their respective successors or assigns had, have or may hereafter have against the MATT/MATTF Releasees arising under the Services Agreement from the beginning of the world to the Effective Date other than the claims, demands, causes of action, suits, actions, proceedings, judgments, debts, damages and liabilities arising under the Surviving Provisions; except that, Quepasa in no way releases or discharges MATT’s or MATTF’s obligations under this Agreement or the Ancillary Agreements. Nothing herein shall be construed as an admission by MATT or MATTF that Quepasa has any claim against it or them. Quepasa, its affiliates and their respective successors and assigns, further waive any and all manner of notice, knowledge or discovery of any and all such actual or alleged claims of cause of action.

5. Representations and Warranties of Quepasa. Quepasa hereby represents and warrants that the following statements are true and correct as of the Effective Date and hereby acknowledges and confirms that MATT and MATTF are relying on such representations and warranties in connection with entering into this Agreement and the Registration Rights Agreement:

(a) Organization of Quepasa. Quepasa is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted. Quepasa is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on the business, property, liabilities, condition (financial or otherwise), assets, operations or results of operations of Quepasa, taken as a whole, including (i) any event that may reasonably cause the delisting of trading of the Quepasa’s common stock on the Nasdaq Stock Market and (ii) the existence, threat or facts that could give rise to any Securities and Exchange Commission investigation relating to Quepasa.

(b) Authorization of Transaction. Quepasa has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including the authorization, issuance, sale and delivery of the Preferred Stock and the common stock issuable upon conversion thereof, have been duly authorized by all necessary corporate action on the part of Quepasa and its directors and stockholders. This Agreement and the Ancillary Documents have been duly executed and delivered by Quepasa and constitute the valid and legally binding obligations of Quepasa, enforceable in accordance with its and their terms and conditions.

(c) Noncontravention; Consents. Neither the execution and the delivery of this Agreement nor any of the Ancillary Documents, nor the consummation of the transactions contemplated hereby and thereby, will (with or without notice or the lapse of time) (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Quepasa is subject or any provision of the charter or bylaws of Quepasa, (ii) violate any applicable rule, regulation or interpretative memorandum of any applicable national securities exchange (including the Nasdaq Stock Market), or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any obligation under, result in the loss of a benefit under, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Quepasa is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets, except where the conflict, breach, default, acceleration, termination, modification, cancellation, loss, failure to give notice, or security interest would not have a Material Adverse Effect on Quepasa or on the ability of the Parties to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental agency, court or national securities exchange (including the Nasdaq Stock Market) is required by or with respect to Quepasa in connection with the execution and delivery of this Agreement or any of the Ancillary Documents or the consummation of the transactions contemplated hereby and thereby, including the authorization, issuance, sale and delivery of the Preferred Stock and the common stock issuable upon conversion thereof.

(d) Capitalization. The authorized capital stock of Quepasa consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, 25,000 of which have been designated Series A Preferred Stock. There are no shares of preferred stock of Quepasa outstanding, except the Preferred Stock to be issued at Closing. There are no outstanding obligations, rights or agreements entitling any person, firm or corporation or other entity to acquire shares of preferred stock of Quepasa or any equity security of Quepasa having any preference or priority as to dividends, redemption or distribution of assets on liquidation, merger or otherwise which is superior to or on parity with any such preference or priority of the Preferred Stock. The Preferred Stock has the powers, designations, preferences, limitations, restrictions and rights set forth in the Certificate of Designation.

(e) Valid Issuance of Shares. The Preferred Stock, when issued and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Registration Rights Agreement, applicable state and federal securities laws, and liens or encumbrances created by or imposed by MATTF. Assuming the accuracy of the representations of MATTF in Section 6, the offer, sale and issuance of the Preferred Stock as contemplated by this Agreement will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable on conversion of the Preferred Stock has been duly authorized, validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid, and nonassessable, and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws, and liens or encumbrances created by or imposed by MATTF. Based in part on the representations of MATTF in Section 6, the common stock issuable on conversion of the Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

(f) Brokers’ Fees. Quepasa has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which MATTF could become liable or obligated.

(g) SEC Reports. Quepasa has timely filed with the Securities and Exchange Commission (“SEC”) all reports, schedules, forms, statements and other documents (including exhibits as either filed or deemed filed by incorporation by reference and any other information incorporated by reference) required to be filed by it since January 1, 2008. As of their respective filing dates, Quepasa’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2007 and each statement or report filed by Quepasa with the SEC on or after the date of filing by Quepasa of such Annual Report on Form 10-KSB pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (collectively, the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the published rules and regulations of the SEC, and none of the SEC Documents contained (at the time they were filed or if amended or superseded by a filing then on the date of such filing) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(h) Financial Statements. Quepasa has filed with the SEC the following financial statements of Quepasa, which are included in the SEC Documents: (i) audited balance sheets, income statements, statements of shareholders’ equity and statement of cash flows as of and for the fiscal years ended December 31, 2007 and 2006; and (ii) unaudited balance sheets, income statements and cash flow statements as of and for the three months ended March 31, 2008 (collectively, including the notes thereto, the “Financial Statements”). The Financial Statements were complete and correct in all material respects as of their respective dates, complied in form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated and consistent with each other, except that the unaudited Financial Statements may not contain all footnotes required by GAAP (none of which will be material) and except the financial statements for the fiscal year ended December 31, 2006 which were subsequently restated, to the extent of that restatement. The Financial Statements present fairly the financial condition and operating results of Quepasa as of the dates and during the periods indicated, subject in the case of the unaudited financial statements to normal year-end audit adjustments (none of which will be material).

(i) Changes. Since March 31, 2008, there has not been any change, event or condition of any character, whether or not in the ordinary course of business, whether separately or in the aggregate with other changes, events or conditions, that could reasonably be expected to result in a Material Adverse Effect.

(j) Legal Compliance. Quepasa has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments, except where the failure to comply would not have a Material Adverse Effect.

(k) Tax Matters. Quepasa has filed all required income tax returns and paid all required income taxes, except where the failure to file income tax returns or to pay income taxes would not have a Material Adverse Effect. Quepasa has not applied for or been provided any extension of time to file any tax return. No claim has ever been made by an authority in a jurisdiction where Quepasa does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Quepasa that arose in connection with any failure, or alleged failure, to pay any tax. Quepasa has withheld and paid all required taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(l) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to Quepasa’s knowledge, currently threatened against Quepasa, or any officer, director, or employee of Quepasa, which would reasonably be expected to have a Material Adverse Effect, and to Quepasa’s knowledge, there is not any reasonable basis therefore.

(m) Insolvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating Quepasa as bankrupt or insolvent, are pending or, to the knowledge of Quepasa threatened, and Quepasa has not made an assignment for the benefit of creditors, nor have they taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

(n) Registration Rights. Except (i) as set forth in the Registration Rights Agreement, (ii) that certain registration rights agreement with Mexicans & Americans Trading Together, Inc. dated as of October 17, 2006 and (iii) that certain registration rights agreement with Richard L. Scott Investments, LLC and F. Stephen Allen dated as of March 21, 2006, Quepasa is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

(o) Disclaimer of Other Representations and Warranties. Quepasa shall not be deemed to have made to MATTF or MATT any representations or warranties other than those expressly made in this Section 5.

6. Representations and Warranties of MATT and MATTF. Each of MATT and MATTF hereby severally represents and warrants with respect to itself and not with respect to the other, that the following statements are true and correct as of the Effective Date and each hereby acknowledges and confirms that Quepasa is relying on representations and warranties made by such Party in this Section 6 in connection with entering into this Agreement and in the case of the representations and warranties by MATTF the Registration Rights Agreement:

(a) Organization of MATT and MATTF. It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

(b) Authorization of Transaction. It has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of and its directors and stockholders. This Agreement and the Registration Rights Agreement have been duly executed and delivered by MATT or MATTF, as applicable, and constitute the valid and legally binding obligation of MATT or MATTF, as applicable, enforceable in accordance with their terms and conditions.

(c) Noncontravention. Neither the execution and the delivery of this Agreement nor the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (with or without notice or the lapse of time) (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which MATT or MATTF, as applicable, is subject or any provision of the charter or bylaws of MATT or MATTF, as applicable, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MATT or MATTF, as applicable, is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets, except where the conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest would not have a material adverse effect on MATT or MATTF, as applicable, or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees. It does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Quepasa could become liable or obligated.

(e) Insolvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating MATT or MATTF, as applicable, as bankrupt or insolvent, are pending or, to the knowledge of MATT or MATTF, as applicable, threatened, and MATT or MATTF, as applicable, has not made an assignment for the benefit of creditors, nor has it taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

(f) Investment Representations. MATTF represents and acknowledges the following:

(i) MATTF acknowledges it is purchasing the securities comprising the Preferred Stock for investment and has no present intent to sell such securities, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the undersigned’s net worth and can afford a complete loss of such investment.

(ii) MATTF is not relying on Quepasa with respect to the tax and other economic considerations of an investment in the securities comprising the Preferred Stock, and MATTF has relied on the advice of, or has consulted with, only MATTF’s own advisors.

(iii) MATTF is not subscribing for the securities comprising the Preferred Stock as a result of or subsequent to any advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

(iv) The representations, warranties and agreements of MATTF contained herein shall survive the execution and delivery of this Agreement and the purchase of the Preferred Stock.

(g) Disclaimer of Other Representations and Warranties. Neither MATT nor MATTF shall be deemed to have made to Quepasa any representations or warranties other than those expressly made by MATT or MATTF, as applicable, in this Section 6.

7. Closing Deliveries. Simultaneously with the execution and delivery of this Agreement, the Parties are delivering the following documents:

(a) Quepasa. Quepasa is delivering to MATTF:

(i)	An original stock certificate evidencing the Preferred Stock;

(ii)	The Certificate of Designation filed with and certified by the Secretary of State of the State of Nevada; and

(iii)	An original executed Registration Rights Agreement.

(b) MATTF. MATTF is delivering to Quepasa an original executed Registration Rights Agreement.

8. Additional Documents. The Parties agree to execute and delivery such additional instruments as may be reasonably required by another Party, in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the Parties hereunder.

9. Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to its subject matter, merges and supersedes any prior or contemporaneous understandings with respect to its subject matter, and shall not be modified or terminated except by a written instrument executed by Quepasa and MATT and/or MATTF (to extent such Party is effected by such amendment).

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

11. Successors and Assigns. This Agreement shall inure to the benefit of, be binding on and be enforceable by, the parties and their respective successors and assigns.

12. Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by FedEx or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by fax (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or fax number for such party set forth below, or to such other address or fax number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or fax number shall be effective only on receipt.

If to Quepasa:	If to MATT:

Mexicans & Americans
Quepasa Corporation	Trading Together, Inc.
224 Datura Street, Suite 1100	7550 IH 10 West, Suite 630
West Palm Beach, FL 33401	San Antonio, TX 78229
Attention: Attn: Michael D. Matte	Attn: Andres Gonzalez Saravia

If to MATTF:

Mexicans & Americans Thinking Together Foundation, Inc.
329 Old Guilbeau Street
San Antonio, TX 78204
Attn: Andres Gonzalez Saravia

13. Construction; Counterparts. The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

14. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

15. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles; provided that matters of corporate law shall be governed by the laws of the State of Nevada applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

QUEPASA CORPORATION

By:
Name:
Title:

MEXICANS & AMERICANS
TRADING TOGETHER, INC.

By:
Name:
Title:

MEXICANS & AMERICANS THINKING
TOGETHER FOUNDATION, INC.

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT B
FORM REGISTRATION RIGHTS AGREEMENT